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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 17, 2001


                      HealthTronics Surgical Services, Inc.
           (Exact name of the Registrant as specified in its charter)


        Georgia                          000-30406               58-2210668
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation and organization)                             identification No.)

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                         1841 West Oak Parkway, Suite A
                             Marietta, Georgia 30062
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                  770-419-0691



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   2

Item 5.  Other Events

         HealthTronics Surgical Services, Inc. (the "Company"), a leading provider of non-invasive surgical services to the orthopaedic and urologic community, will release financial results for the third quarter of 2001 on November 6 after the close of the market. A conference call for the investment community will be held on November 7 at 10:30 a.m. (EST). Those who wish to participate in the conference call may dial in at 1-888-334-9269 or may listen to a live webcast by accessing the Company's website at WWW.HEALTHTRONICS.COM.

         From time to time, in the normal process of growing the Company, the Company engages in discussions with other entities regarding possible strategic acquisitions. The Company is engaged in such a negotiation with Integrated Health Services, Inc. for the possible acquisition of all the capital stock of its wholly owned subsidiary, Litho Group, Inc. Completion of this acquisition is subject to several conditions, including the negotiation and execution of a definitive Stock Purchase Agreement and the completion of the Company's due diligence process.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         HealthTronics Surgical Services, Inc.

Dated:
October 17, 2001                 By:     /s/ Martin J. McGahan
                                         -------------------------
                                         Martin J. McGahan
                                         Chief Financial Officer